Exhibit 4.10

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

THE BROKER WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID IF NOT EXERCISED PRIOR TO the expiry time referred to herein

BROKER WARRANT CERTIFICATE

DIAMEDICA THERAPEUTICS INC.
(THE "CORPORATION")
(Continued under the laws of Canada)

BROKER WARRANT CERTIFICATE NO. [●]	[●] BROKER WARRANTS entitling the holder to purchase one Common Share (as defined below) for each Broker Warrant represented hereby (subject to adjustment as hereinafter provided).

THIS IS TO CERTIFY THAT [●] (the "Holder") of [●] is entitled to purchase, at any time and from time, prior to the Expiry Time (as defined below), at the Exercise Price (as defined below) and on the other terms and conditions set forth herein, one Common Share for each Broker Warrant represented hereby. The Exercise Price and the number of Common Shares which the Holder is entitled to purchase on exercise of the Broker Warrants are subject to adjustment as hereinafter provided.

"Expiry Time" means 5:00 p.m. (Central Standard Time) on the Expiry Date.

"Expiry Date" means [●], provided however that if at any time the volume weighted average trading price (the “VWAP”) of the Common Shares on the TSX Venture Exchange exceeds USD$0.60 for a period of 21 consecutive trading days at any point following the date hereof, the Corporation may, at its option, accelerate the Expiry Date by delivery of a written notice to the Holder. In such case, the Expiry Date shall be deemed to be the 30th day following the date on which such notice is sent to the Holder. To the extent that trading in the Common Shares is denoted in a currency other than United States dollars, the VWAP shall be calculated based on the applicable closing foreign exchange rate published by the Bank of Canada on the later of the date of notice hereinbefore referred to.

"Exercise Price" means USD$0.245 per Common Share (or the Canadian dollar equivalent, calculated based on the closing foreign currency exchange rate posted by the Bank of Canada on the day prior to the date of exercise), subject to adjustment as provided herein.

The Holder may exercise its rights to purchase Common Shares hereunder by delivering to the Corporation c/o DiaMedica USA Inc. Two Carlson Parkway, Suite 260, Minneapolis, Minnesota 55447 this certificate with the Exercise Form forming part hereof duly completed and executed by the Holder, together with a certified cheque or bank draft, payable to or to the order of the Corporation, at par, in immediately available funds, in an amount equal to the product of the Exercise Price multiplied by the number of Common Shares specified in the Exercise Form to be purchased by the Holder hereunder. The date on which this certificate, the Exercise Form and payment are so delivered to the Corporation is hereinafter referred to as the "Exercise Date".

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by a duly authorized director or officer.

DATED as of [●].

DIAMEDICA THERAPEUTICS INC.
Per:
Name:
Title:

The Broker Warrants represented hereby are not transferable.

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

Exercise FORM

TO:DIAMEDICA THERAPEUTICS INC.

The undersigned hereby exercises its right to purchase _______________ Common Shares and tenders herewith a certified cheque or bank draft payable to DiaMedica Therapeutics Inc. in the amount of $___________________, being the aggregate purchase price for such Common Shares.

The Common Shares are to be registered as follows:

Name of Registered Holder:

Address of Registered Holder:

Social Insurance Number/ Business Number:

Note: If further nominees are intended, please attach (and initial) a schedule providing these particulars.

DATED this _____ day of _______________, ______.

Per:
Signature Guaranteed	Name:
Title:

Instructions:

1.

If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the Holder, the signature of such Holder on the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and the Holder must pay any applicable transfer taxes or fees.

2.

If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, this Broker Warrant Certificate must be accompanied by evidence, satisfactory to the Corporation, of the authority of such person to sign the Exercise Form.

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

ADDITIONAL TERMS AND CONDITIONS

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Broker Warrant Certificate, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the meanings ascribed to them below:

(a)	"Broker Warrants" means the warrants to acquire Common Shares represented by this Broker Warrant Certificate;

(b)

"Business Day" means a day that is not a Saturday, Sunday, a day on which banks are closed in the City of Vancouver, British Columbia or in the City of Toronto, Ontario or a civic or statutory holiday in the City of Vancouver, British Columbia or in the City of Toronto, Ontario;

(c)	"Common Shares" means the common shares in the capital of the Corporation as such shares existed at the close of business on the Business Day immediately preceding the Effective Date;

(d)

“Current Market Price” of the Common Shares at any date means the volume-weighted average trading price per share for such shares for the last ten consecutive Trading Days ending three trading days prior to such date on the Exchange. If on such date the Common Shares are not listed on any stock exchange, then on such over-the-counter market or otherwise as may be determined by the directors, acting reasonably;

(e)	"Effective Date" means [●];

(f)

“Exchange” means the means the TSX Venture Exchange or such other nationally recognized exchange in Canada or the United States on which the Corporation’s shares may be listed and as selected by the directors of the Corporation;

(g)	"person" means an individual, body corporate, partnership, trust, trustee, executor, administrator, legal representative or any unincorporated organization; and

(h)

“Trading Day” means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business and with respect to the over-the-counter market a day on which the market is open for the transaction of business.

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

1.2	Interpretation Not Affected by Headings

The division of these Additional Terms and Conditions into Articles, Sections and subsections, and the insertion of headings, are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless the context otherwise requires, references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Broker Warrant Certificate.

1.3	Applicable Law

These Additional Terms and Conditions shall be construed in accordance with, and the rights and obligations of the Holder and the Corporation hereunder shall be governed by, the laws of the Province of Manitoba and the federal laws of Canada applicable therein, without regard to principles of conflicts of law. The Holder attorns to the non-exclusive jurisdiction of the courts of the Province of Manitoba in respect of all matters and disputes arising hereunder.

ARTICLE 2

ISSUE OF BROKER WARRANTS

2.1	Issue of Broker Warrants

That number of Broker Warrants set out on the Broker Warrant Certificate have been duly created, authorized and issued.

2.2	Additional Broker Warrants

Subject to any other written agreement between the Corporation and the Holder, the Corporation may at any time and from time to time undertake further equity or debt financing and may issue additional Common Shares, Broker Warrants or grant options or similar rights to purchase Common Shares to any person.

2.3	Issue in Substitution for Lost Broker Warrants

That number of Broker Warrants set out on the Broker Warrant Certificate have been duly created, authorized and issued.

(a)

If any Broker Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law and to Subsection 2.3(b), shall issue a new Broker Warrant Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Broker Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Broker Warrant Certificate, and the Broker Warrants evidenced thereby shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Broker Warrants issued or to be issued hereunder.

(b)

The applicant for the issue of a new Broker Warrant Certificate pursuant to this Section 2.3 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Broker Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation, in its sole discretion, acting reasonably, and such applicant shall be satisfactory to the Corporation, in its sole discretion, acting reasonably.

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

2.4	Warrantholder Not a Shareholder

Nothing in the holding of a Broker Warrant or Broker Warrant Certificate shall, in itself, confer or be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation, including, but not limited to, the right to vote at, to receive notice of, or to attend meetings of shareholders or any other proceedings of the Corporation, or the right to receive dividends and other distributions.

ARTICLE 3

EXERCISE OF BROKER WARRANTS

3.1	Method of Exercise

(a)

The Holder may exercise the right conferred on such holder to purchase Common Shares by delivering to the Corporation a duly completed and executed exercise form in the form approved by the Corporation and substantially in the form attached hereto (the “Exercise Form”) of the registered holder, or his or her executors, or administrators or other legal representative or his or her attorney duly appointed by an instrument in writing in a form and manner satisfactory to the Corporation, together with such other documentation and the Corporation may reasonably require.

(b)

Each Exercise Form referred to in Subsection 3.1(a) shall be signed by the Holder or the Holder’s executors or administrators or other legal representatives or an attorney of the Holder duly appointed by an instrument in writing satisfactory to the Corporation, acting reasonably, and shall specify the number of Common Shares which the Holder wishes to acquire (being not more than those which the Holder is entitled to acquire pursuant to this Broker Warrant Certificate).

(c)

Notwithstanding the foregoing in this Section 3.1, a holder who exercises Broker Warrants pursuant to this Section 3.1 will be deemed to have certified that the Holder is not a resident of the United States or a U.S. Person on the Exercise Date. “United States” and “U.S. Person” are as defined in Regulations S under the United States Securities Act of 1933, as amended.

3.2	Effect of Exercise

Common Shares purchased on the exercise of Broker Warrants shall be issued as fully paid and non-assessable shares in the capital of the Corporation and the Holder (or its nominee(s) as provided in the Exercise Form) shall become the holder of record of such Common Shares effective as of the Exercise Date. The Corporation will mail or deliver or cause to be mailed or delivered to the Holder at the Holder's address set out herein or, if so specified by the Holder, as set out in the Exercise Form, certificate(s) representing the Common Shares so purchased within three Business Days of the applicable Exercise Date.

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

3.3	Partial Exercise; Fractions

(a)

The Holder may exercise less than the total number of Broker Warrants represented hereby, in which case, the Corporation shall mail or deliver or cause to be mailed or delivered to the Holder at the Holder's address set out herein or, if so specified by the Holder, as set out in the applicable Exercise Form, a Broker Warrant Certificate duly executed by the Corporation representing the balance of the Broker Warrants not so exercised by the Holder within five Business Days of the applicable Exercise Date.

(b)

Notwithstanding anything herein contained, including any adjustment provided for in Article 4, the Corporation shall not be required, upon the exercise of any Broker Warrants (and after taking into account the aggregate number of Common Shares purchased pursuant to the exercise of all Broker Warrants by a particular Holder on a particular Exercise Date), to issue fractions of Common Shares or to distribute certificates which evidence a fractional Common Shares. The Corporation shall not be required to make any payment to a holder who, absent this Subsection 3.3(b), would otherwise have been entitled to receive a fractional share.

3.4	Expiration

At the Expiry Time all rights hereunder shall wholly cease and terminate and the Broker Warrants shall be void and of no effect whatsoever.

3.5	Securities Restrictions

Notwithstanding anything herein contained, no Common Shares will be issued pursuant to the exercise of any Broker Warrant if the issuance of such Common Shares would constitute a violation of the securities laws of any applicable jurisdiction, and without limiting the generality of the foregoing, in the event that the Broker Warrants are exercised pursuant to Section 3.1, the certificates representing the Common Shares thereby issued will bear such legend as may, in the opinion of counsel to the Corporation, be necessary in order to avoid a violation of any securities laws of any province in Canada or of the United States or to comply with the requirements of any stock exchange on which the Common Shares are listed, provided that if, at any time, in the opinion of counsel to the Corporation, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at the holder’s expense, provides the Corporation with satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such Common Shares in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend.

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

ARTICLE 4

GENERAL

4.1	Common Shares

Until the Expiry Time, the Corporation shall reserve and keep available for issue upon the exercise of the Broker Warrants such number of authorized but unissued Common Shares as may be necessary to satisfy in full the rights of the Holder to purchase Common Shares hereunder.

4.2	Notice to Regulatory Authorities

If so required by law or the rules of any stock exchange or securities regulatory authority, the Corporation may give notice of the issuance of any Common Shares pursuant to the exercise of Broker Warrants in such detail as may be required by such regulatory authority.

4.3	Legends

If so required by law or the rules of any stock exchange or securities regulatory authority, the Corporation may endorse certificates representing Common Shares issued on exercise of Broker Warrants with such legends as may be so required.

4.4	Transfer Taxes

The Corporation shall pay any and all transfer taxes (if any) that may be payable in respect of the issuance or delivery of Common Shares upon the exercise of the Broker Warrants; provided, however, that the Corporation shall not be required to pay any such tax or taxes that may be payable in respect of the issuance or delivery of Common Shares issued upon the exercise of the Broker Warrants in the name of a person or persons other than the Holder.

ARTICLE 5

ADJUSTMENTS

5.1	Adjustments of Exercise Price and Number of Common Shares Issuable

The acquisition rights in effect at any date attaching to the Broker Warrants shall be subject to adjustment from time to time as follows:

(a)	if and whenever at any time from the date hereof and prior to the Time of Expiry, the Corporation shall:

(i)	subdivide, redivide or change its outstanding Common Shares into a greater number of shares;

(ii)	reduce, combine or consolidate its outstanding Common Shares into a smaller number of shares; or

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

(iii)

issue Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of the then outstanding Common Shares by way of stock dividend or otherwise (other than the issue of Common Shares to holders of Common Shares pursuant to their exercise of options or the exercise of previously granted warrants, including the Warrants issued hereunder, or as dividends in the form of Common Shares in lieu of dividends paid in the ordinary course on the Common Shares);

then the Exercise Price shall be adjusted, in the case of any action described in (i) or (ii) above, on the effective date thereof, and, in the case of any action described in (iii) above, immediately after the record date thereof by multiplying the Exercise Price in effect immediately prior to such effective date or the close of business on such record date, as the case may be, by a fraction of which the numerator shall be the total number of Common Shares outstanding immediately prior to such effective date or the close of business on such record date, as the case may be, and the denominator shall be the total number of Common Shares outstanding on such effective date or immediately after such record date, as the case may be, and, upon any adjustment of the Exercise Price pursuant to this subsection 5.1(a), the number of Common Shares subject to the right of purchase under each Broker Warrant shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the respective Exercise Price in effect immediately prior to such adjustment and the denominator shall be the respective Exercise Price resulting from such adjustment. Such adjustment shall be made successively whenever any event referred to in this subsection 5.1(a) shall occur;

(b)

if and whenever at any time from the date hereof and prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in Subsection 5.1(a) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale, lease, exchange or transfer of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, the Holder shall be entitled to receive and shall accept, in lieu of the number of Common Shares originally sought to be acquired by it, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such consolidation, amalgamation, arrangement or merger, or to which such sale, lease, exchange or transfer may be made, as the case may be, that such Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale, lease, exchange or transfer, if, on the record date or the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares originally sought to be acquired by it and to which it was entitled to acquire upon the exercise of the Broker Warrants. If determined appropriate by the Corporation to give effect to or to evidence the provisions of this Subsection 5.1(b), the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, reorganization, consolidation, amalgamation, arrangement, merger, sale, lease, exchange or transfer, issue a new Broker Warrant Certificate or amend this Broker Warrant Certificate which shall provide, to the extent possible, for the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Broker Warrant Certificate shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Holder is entitled on the exercise of its acquisition rights thereafter. Any broker warrant certificate issued by the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity and the Corporation shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 5.1 and which shall apply to successive reclassifications, reorganizations, consolidations, amalgamations, arrangements, mergers, sales, leases, exchanges or transfers;

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

(c)

the adjustments provided for in this Article 5 in the number of Common Shares and classes of securities which are to be received on the exercise of Broker Warrants are cumulative. After any adjustment pursuant to this Section 5.1, the term "Common Shares" where used herein shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 5.1, the Holder is entitled to receive upon the exercise of its Broker Warrant, and the number of Common Shares indicated by any exercise made pursuant to a Broker Warrant shall be interpreted to mean the number of Common Shares or other property or securities a Holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 5.1, upon the full exercise of a Broker Warrant;

(d)

subject only to this Article 5, no Holder shall be entitled to receive at any time cash or property of any kind in lieu of those Common Shares issuable on the exercise of the Broker Warrants held by such Holder; and

(e)

if and whenever at any time from the date hereof and prior to the Time of Expiry, the Corporation shall take any action affecting or relating to the Common Shares, other than any action described in this Article, which in the opinion of the Corporation would prejudicially affect the rights of any holders of Broker Warrants, the number of Common Shares to be issued on the exercise of Broker Warrants and the exercise price thereof will, subject to the approval of the Exchange, be adjusted by the Corporation in such manner, if any, and at such time, as the Corporation may in its sole discretion determine to be equitable in the circumstances.

5.2	No De Minimis Adjustments

No adjustment in the Exercise Price or in the number of Common Shares subject to the right of purchase under each Broker Warrant shall be required unless such adjustment would result in a change of at least 1% in the Exercise Price then in effect or unless the number of Common Shares subject to the right of purchase under each Warrant would change by at least 1/100th of a Common Share, provided, however, that any adjustments, which, except for the provisions of this Subsection 5.2 would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

5.3	Entitlement to Shares on Exercise of Warrant

All shares of any class or other securities which a Holder is at the time in question entitled to receive on the exercise of its Broker Warrant, whether or not as a result of adjustments made pursuant to this Article 5, shall, for the purposes of the interpretation of this Broker Warrant Certificate, be deemed to be shares which such Holder is entitled to acquire pursuant to such Broker Warrant.

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

5.4	Determination by Corporation's Auditors

In the event of any question or dispute of the holder arising with respect to the adjustments provided for in this Article 5, such question shall be conclusively determined by the Corporation's Auditors who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Holders and all other persons interested therein.

5.5	Proceedings Prior to any Action Requiring Adjustment

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Broker Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of Corporation’s counsel, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non assessable all the shares which the holders of such Broker Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

ARTICLE 6

COVENANTS OF THE CORPORATION

6.1	Covenants of the Corporation

The Corporation hereby covenants and agrees as follows:

(a)	subject to Subsection 5.1(b), it will at all times maintain its corporate existence and will carry on its business as currently carried on;

(b)

it will reserve and there will remain unissued out of its authorize capital a sufficient number of Common Shares to satisfy the rights of acquisition provided for in the Broker Warrant Certificate; and

(c)	all Common Shares issued upon exercise of the right to purchase provided for herein shall, upon payment of the Exercise Price therefore, be issued as fully paid and non-assessable shares.

ARTICLE 7

TRANSFER OF BROKER WARRANTS

7.1	Transfer of Broker Warrants

The Broker Warrants evidences by this Broker Warrant Certificate cannot be transferred or otherwise disposed of, in whole or in part, to any person.

CONFIDENTIAL TREATMENT REQUESTED

BY DIAMEDICA THERAPEUTICS INC.

PURSUANT TO 17 C.F.R. SECTION 200.83

ARTICLE 8

AMENDMENTS

8.1	Amendments Generally

The terms of the Broker Warrants represented by the Broker Warrant Certificate may be amended only by a written instrument signed by the Corporation and the Holder.

ARTICLE 9

Notices

9.1	Notices

Notices required or permitted to be given hereunder shall be validly given by a party if such notice is sent to the address of the other party at the address of such party hereinbefore set forth. Such address may be changed from time to time by a party on written notice thereof given by such party to the other party.